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                                                                EXHIBIT 4.18(a)


                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                      AND REVOLVER INTERCREDITOR AGREEMENT


         THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT AND REVOLVER INTERCREDITOR AGREEMENT (this "Amendment"), dated as of August 17, 2001, is among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CANADA, INC., a Delaware corporation ("Canada"), STERLING PULP CHEMICALS US, INC., a Delaware corporation ("Pulp US"), STERLING PULP CHEMICALS, INC., a Georgia corporation ("Pulp"), STERLING FIBERS, INC., a Delaware corporation ("Fibers"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation ("Energy"), and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation (together with the Company, Canada, Pulp US, Pulp, Fibers and Energy, collectively, the "Borrowers"), the several Lenders (as such term is defined in the hereinafter described Credit Agreement) parties to this Amendment, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. The Borrowers are parties to a Revolving Credit Agreement dated as of July 19, 2001 (as the same may be amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time, the "Credit Agreement") among the Borrowers, the Administrative Agent, and the several Lenders from time to time parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         B. Pursuant to the Credit Agreement, the Maturity Date will occur on the thirtieth (30th) day after the date of the entry of the Interim Order unless by such date (i) the Bankruptcy Court has entered an order or judgment, in form and substance acceptable to Lenders and the Administrative Agent in their sole discretion, approving, among other things, the granting of a senior and first-priority, Priming Lien on all of the Fixed Assets Collateral (other than the Capital Securities of the Company) to secure the repayment of up to $40,000,000 of Current Assets Obligations, or (ii) the Maturity Date has occurred or has been extended pursuant to Section 10.1(e)(i) of the Credit Agreement.

         C. The Borrowers have requested that the Lenders amend the Credit Agreement to, among other things, extend the Maturity Date pursuant to Section 10.1(e)(i) of the Credit Agreement to allow additional time for the Bankruptcy Court to consider the granting of a Priming Lien.

         D. The Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the amendments intended hereby) are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrowers, set forth herein.






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         NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto agree hereby as follows:

         SECTION 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Borrowers herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the following amendments) hereby agree to amend the Credit Agreement and the Revolver Intercreditor Agreement as set forth below in this Section 1, in each case effective as of the Amendment Effective Date (as hereinafter defined).

         (a) AMENDMENTS TO CREDIT AGREEMENT DEFINITIONS.

                  (i) New Definitions. Section 1.01 of the Credit Agreement is amended by inserting the following definition in the appropriate alphabetical position:

                           "Priming Order" means an order or judgment of the
                  Bankruptcy Court after a final hearing pursuant to Section 364 of the Bankruptcy Code and Fed. R. Bankr. P. 4001, in form and substance acceptable to Lenders and the Administrative Agent, in their sole discretion, granting a senior and first-priority, Priming Lien on all of the Fixed Assets Collateral (other than the Capital Securities of the Company) to secure the repayment of up to $40,000,000 of Current Assets Obligations, which order or judgment of the Bankruptcy Court has not been reversed, stayed or otherwise rendered ineffective or modified in any manner, and if such order is the subject of a pending appeal in any respect, neither the making of any Credit Extensions, nor the granting of Superpriority Claim status with respect to the Obligations, nor the granting of the Priming Lien described hereinabove, nor the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

                  (ii) Amendments to Existing Definitions. Section 1.01 of the Credit Agreement is amended by deleting the existing definitions of the terms described in this Section 1(a)(ii) below in their entirety and inserting the following definitions in lieu thereof:

                           "Borrowing Base Amount" means, at any time, an amount
                  equal to the sum of (without duplication) (a) 85% of Eligible Accounts; plus (b) on and after the date which is the later to occur of (i) the date of entry of the Priming Order and (ii) the date the Borrowers have fully complied with the proviso to clause (b) of Section 5.2.3, the lesser of (x) $10,000,000 and
                  (y) 33% of Generator Receivables; plus (c) 65% of Eligible Inventory; provided, however, that the amount available pursuant to clause (c) of this definition shall in no event exceed (1) $42,500,000 during such period that the Current Assets Loan Commitment Amount is equal to $85,000,000, (2) $50,000,000 during such period that the Current Assets Loan Commitment Amount is equal to $100,000,000 and (3) $62,500,000 during such period that the Current Assets Loan Commitment Amount is equal to $125,000,000. The







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                  Administrative Agent shall have the right to review
                  computations of the Borrowing Base Amount and if, in its reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct such errors.

                           "Current Assets Loan Commitment Amount" means, on any
                  date, (a) prior to the date of entry of the Priming Order, a maximum aggregate amount of $85,000,000, and subject to the following sentence, (b) prior to the date the Borrowers have fully complied with conditions set forth in the proviso to clause (b) of Section 5.2.3, but after the date of entry of the Priming Order, a maximum aggregate amount of $100,000,000, and (c) on and after the date which is the later to occur of
                  (i) the date of entry of the Priming Order, and (ii) the date the Borrowers have fully complied with the conditions set forth in the proviso to clause (b) of Section 5.2.3, a maximum aggregate amount of $125,000,000, in each case as such amounts may be permanently reduced from time to time pursuant to
                  Section 2.2 and other provisions of this Agreement. Prior to the date the Bankruptcy Court enters the Final Order, the Current Assets Loan Commitment Amount (subject to reductions pursuant to Section 2.2 and other provisions of this Agreement) shall be an amount equal to the aggregate amount of Current Asset Loans, Swing Line Loans and Letter of Credit Obligations that are authorized by the Interim Order, not to exceed $85,000,000.

                           "Final Order" means an order or judgment of the
                  Bankruptcy Court after a final hearing pursuant to Section 364 of the Bankruptcy Code and Fed. R. Bankr. P. 4001, approving the transactions contemplated by the Loan Documents in form and substance acceptable to Lenders and the Administrative Agent, in their sole discretion, including (i) a finding in favor of the Administrative Agent and the Lenders pursuant to 11 U.S.C. Section 364(e), (ii) the grant of a Superpriority Claim in favor of the Administrative Agent and the Lenders with respect to all of the Obligations, and (iii) granting Liens in the Current Assets Collateral and the Fixed Assets Collateral securing the Obligations as set forth in Section
                  7.1.8 and the other Loan Documents; and which order or judgment of the Bankruptcy Court has not been reversed, stayed or otherwise rendered ineffective or modified in any manner, and if such order is the subject of a pending appeal in any respect, neither the making of any Credit Extensions, nor the granting of Superpriority Claim status with respect to the Obligations, nor the granting of the Liens described hereinabove, nor the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

                           "Financing Order" means (a) prior to the date of
                  entry of the Final Order, the Interim Order, (b) at all times after the date of entry thereof, the Final Order and, if entered, the Priming Order.




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

                           "Maturity Date" means the earliest to occur of (a)
                  August 30, 2001, if the Final Order has not been entered prior to such date (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) below), (b) the date on which the Bankruptcy Court enters a final order denying approval of the transactions contemplated in this Agreement (other than the Priming Lien), and (c) the second anniversary of the Effective Date of this Agreement (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) below).

                           "Minimum Excess Availability" means, at any time, (a)
                  prior to the date which is the date of entry of the Priming Order, $12,000,000, plus the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7) and (b) on and after the date of entry of the Priming Order, the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7).

                           "Priming Lien" means the security interest in and
                  Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) granted, or to be granted, to the Current Assets Secured Parties pursuant to the Priming Order to secure up to $40,000,000 of the Current Assets Obligations and which Lien and security interest is (or will be upon entry of the Priming Order) a first-priority security interest in and Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company), subject to no other prior security interests or Liens other than Existing Leases and the Priority Lien described in clause (c) of the definition thereof.

                           "Priority Liens" means (a) with respect to Fixed
                  Assets Obligations, the Liens on the Current Assets Collateral securing the Current Assets Obligations and, after the date of entry of the Priming Order, the Priming Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company); (b) with respect to Current Assets Obligations, (i) for the period prior to (but not on or after) the date of entry of the Priming Order, the Liens on (A) the Fixed Assets and the Capital Securities of the Borrowers (other than the Company) and the Subsidiaries (other than Unrestricted Subsidiaries) securing the Fixed Assets Obligations and the Senior Secured Notes, and (B) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes, and (ii) on and after the date of entry of the Priming Order, (A) with respect to any Current Assets Obligations in excess of the amount of Current Assets Obligations secured by the Priming Lien (but in all cases excluding the amount of Current Assets Obligations secured by the Priming Lien), the Liens on (x) Fixed Assets and Capital Securities of the Borrowers (other than the Company) and the Subsidiaries (other than Unrestricted Subsidiaries) securing the Fixed Assets Obligations and the Senior Secured Notes and
                  (y) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes and
                  (B) with respect to any Current Assets Obligations secured by the Priming Lien, the Liens on the Capital Securities of the Company secured by the Fixed Assets Obligations and the




                                       4
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                  Senior Secured Discount Notes; and (c) with respect to the
                  Obligations, the Lien granted under the agreement with BP Chemicals, Inc. described in clause (b), Part 2, Item 7.2.3(c) of the Disclosure Schedule.

         (b) AMENDMENT TO RECITAL C OF THE CREDIT AGREEMENT. Recital C of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "C. The Borrowers have requested that the Lenders provide debtor-in-possession financing in an aggregate principal amount not to exceed $155,000,000; provided that in the event the Priming Order is entered, then such principal amount shall be increased by $15,000,000 to $170,000,000 and provided further that if the Borrowers fully comply with the proviso to clause (b) of Section 5.2.3, such principal amount shall be increased by $25,000,000 to $195,000,000 (the "DIP
                  Financing"), the proceeds of which shall be used:

                           (i) to pay approximately $35,000,000 in principal of
                  Indebtedness outstanding under the Existing Credit Agreement which is secured by the Current Assets (the "Existing Current Asset Loans"), together with accrued interest, commitment fees and letter of credit fees thereon;

                           (ii) to pay approximately $70,000,000 in principal of
                  Indebtedness outstanding under the Existing Credit Agreement which is secured by the Fixed Assets and Capital Securities of the Borrowers (the "Existing Fixed Asset Loans"), together with accrued interest and fees thereon;

                           (iii) to provide for the continuance of the letters
                  of credit which were issued under the Existing Credit Agreement and are still outstanding;

                           (iv) to pay fees and expenses associated with the DIP
                  Financing; and

                           (v) to provide for the ongoing working capital and
                  general corporate needs of the Borrowers."

         (c) AMENDMENT TO RECITAL E OF THE CREDIT AGREEMENT. Recital E of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "E. To provide security for the repayment of the Credit Extensions to be made hereunder and the payment of any other Obligations, the Borrowers will provide to the Administrative Agent and the Lenders the following (each as more fully described herein):

                           (a) with respect to all Obligations of the Borrowers hereunder and under the other Loan Documents, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c) of the Bankruptcy Code having priority over all administrative expenses including the kinds specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code;




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

                           (b) with respect to the Current Assets Obligations,
                           (i) prior to the date of entry of the Priming Order,
                           (A) a first-priority, perfected security interest in and Lien on all right, title and interest of the Borrowers in, to and under all of the Current Assets, subject to no other prior security interests or Liens and (B) a perfected security interest in and Lien on
                           (1) 100% of the Capital Securities of the Borrowers,
                           (2) 100% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), and (3) all right, title and interest of the Borrowers in, to and under all of the Fixed Assets, subject, in the case of the Collateral described in clauses (B)(1), (B)(2) and (B)(3) hereinabove, only to the then applicable Priority Liens and (ii) on and after the date of entry of the Priming Order, the Liens and priorities described in the foregoing clause (i), plus the Priming Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) to secure the repayment of up to $40,000,000 of Current Assets Obligations; and

                           (c) with respect to the Fixed Asset Obligations, (i) prior to the date of entry of the Priming Order, (A) a first-priority, perfected security interest in and Lien on all right, title and interest of the Borrowers in, to and under all of the Fixed Assets, 100% of the Capital Securities of the Borrowers and 35% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), subject to no other prior security interests or Liens other than Existing Leases and (B) a perfected security interest in and Lien on all right, title and interest of the Borrowers in, to and under all of the Current Assets and 65% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), subject, in the case of the Collateral described in clause (B), only to then applicable Priority Liens and (ii) on and after the date of entry of the Priming Order, the Liens and priorities described in the foregoing clause (i), but in all cases subject to the Priming Lien of the Current Assets Secured Parties."

         (d) AMENDMENT TO SECTION 3.1.2 OF THE CREDIT AGREEMENT. Paragraph (b) of Section 3.1.2. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(b) Each prepayment of Obligations pursuant to clause (d) and clause (f)(ii) of Section 3.1.1 shall be applied (i) in the case of a Disposition of Fixed Assets Collateral (A) prior to the date of entry of the Priming Order, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full and (B) on and after the date of entry of the Priming Order, (1) first, to a mandatory prepayment of outstanding Current Assets Obligations secured by the Priming Lien until such outstanding Current Assets Obligations secured by the Priming Lien have been repaid in full (or, with respect to Letters of Credit, Cash Collateralized) and, (2) second, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full and, in each of the foregoing cases set forth in clauses (A) and (B), immediately upon the Administrative Agent's receipt of




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                  such Net Disposition Proceeds, (x) the Fixed Assets Loan
                  Commitment Amount shall be automatically and permanently reduced by the aggregate amount of Net Disposition Proceeds used to prepay the outstanding principal amount of such Fixed Assets Obligations, plus any additional amount of Net Disposition Proceeds relating to Fixed Assets Collateral which remain after the outstanding amount of Fixed Assets Obligations have been reduced to zero (provided that so long as no Default or Event of Default then exists, the Fixed Assets Loan Commitment Amount shall not be reduced by the amount of any Net Disposition Proceeds from a casualty or condemnation of Fixed Assets which are permitted to be used by the Borrowers in connection with the restoration or replacement of the affected assets in accordance with Section
                  2.3 of the Mortgages), and (y) after the date of entry of the Priming Order, the Availability Reserve shall automatically be increased by the amount of Net Disposition Proceeds (not to exceed $40,000,000) relating to Fixed Assets Collateral which remain after the outstanding amount of Fixed Assets Obligations have been reduced to zero; and (ii) in the case of a Disposition of Current Assets (other than Dispositions of Capital Securities of Unrestricted Subsidiaries), (A) first, to a mandatory prepayment of the outstanding Current Assets Obligations until all outstanding Current Assets Obligations have been repaid in full (or, with respect to Letters of Credit, Cash Collateralized) and, (B) second, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full; and (iii) in the case of a Disposition of Capital Securities of Unrestricted Subsidiaries or the receipt of Net Equity Proceeds of the type described in clause (b) of the definition thereof, to the Fixed Assets Obligations and the Current Assets Obligations in the order designated by the Company upon receipt of same by any Obligor, or if no such designation is received by the Administrative Agent prior to or upon receipt of such proceeds, then to the Obligations as determined by the Administrative Agent."

         (e) AMENDMENT TO SECTION 5.2.3. OF THE CREDIT AGREEMENT. Section 5.2.3. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "5.2.3. Financing Order. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect (other than by the Final Order and Priming Order as provided hereinbelow); provided that no Lender shall have any obligation to make any Credit Extension if making such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed the lesser of (x) $155,000,000 and (y) the amount thereof which was authorized by the Bankruptcy Court in the Interim Order unless:

                           (a) the Administrative Agent and each of the Lenders
                  shall have received a certified copy (or other evidence satisfactory to the Administrative Agent) of the Final Order which (i) as entered, shall be acceptable in form and substance to the Administrative Agent, (ii) shall have been entered into no later than August 30, 2001, and (iii) shall then be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect; provided that in such case no Lender shall have any obligation to make any Credit Extension if the making of any such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed $155,000,000; or

                           (b) the Administrative Agent and each of the Lenders
                  shall have received a certified copy (or other evidence satisfactory to the Administrative Agent) of the Priming Order which (i) as entered, shall be acceptable in form and substance to the Administrative Agent, (ii) shall have been entered into no later than September 20, 2001, and (iii) shall then be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; provided that in such case no Lender shall have any obligation to make any Credit Extension if the making of any such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed $170,000,000 unless (x) Approving Lenders have previously approved and consented to a business plan submitted by the Borrowers that is acceptable to them in their sole discretion and (y) if such business plan contemplates the operation of the Company's acrylonitrile facility, the minimum EBITDA amounts set forth in Section 7.2.7 have been modified to amounts which take into account the acrylonitrile operations during applicable periods and which amounts and periods are acceptable to the Required Lenders. In addition, the Borrowers agree that the Administrative Agent may engage professionals, at the sole cost of the Borrowers, to assist the Lenders in the evaluation of the Borrowers' business plan."

         (f) AMENDMENT TO SECTION 7.1.8. OF THE CREDIT AGREEMENT. Paragraph (a) of Section 7.1.8. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(a) Each Borrower will execute any documents, financing statements, agreements and/or instruments and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request to grant, assign and pledge to the Administrative Agent: (i) for its benefit and for the ratable benefit of the Current Assets Lenders, (A) a first priority, perfected security interest in and Lien on all of the Borrowers' right, title and interest in and to the Current Assets, senior to all other Liens and (B) a perfected security interest in and Lien on (x) 100% of the Capital Securities of the Borrowers, 65% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries) and, subject to the absence of any adverse tax consequences in respect thereof (in which case upon notification thereof by any Borrower to the Administrative Agent, the Lenders agree that such Liens shall be immediately released provided no other security interests in or Liens on 35% of such Capital Securities then exists) 35% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries) and (y) all of the Borrowers' right, title and interest in and to the Fixed Assets, in each case of clauses (i)(B)(x) and (i)(B)(y), senior to all other Liens other than the then applicable Priority Liens; and (ii) for its benefit and for the ratable benefit of the Fixed Assets Lenders, (A) a first priority, perfected security interest in and Lien on (x) 100% of the Capital Securities of the Borrowers, (y) subject to the absence of any adverse tax consequences in respect thereof (in which case upon notification thereof by any Borrower to the Administrative Agent, the Lenders agree that such Liens shall be immediately released provided no other security interests in or Liens on 35% of such Capital Securities then exists) 35% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries) and (z) all of the Borrowers' right, title and interest in and to the Fixed Assets, in each case senior to all other Liens other than, after the date of entry of the Priming Order, the then applicable Priority Liens, and (B) a senior, perfected security interest in and Lien on all of the Borrowers' right, title and interest in and to the Current Assets and 65% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), senior to all other Liens other than the then applicable Priority Liens; and the Borrowers hereby covenant, represent, and warrant that, upon entry of the Interim Order, pursuant to Bankruptcy Code Sections 364(c), the Obligations shall at all times be secured by the Current Assets and the Fixed Assets Collateral as aforesaid, whether now owned or hereafter existing or in which any Borrower now has or hereafter acquires an interest."

         (g) AMENDMENT TO SECTION 7.2.21. OF THE CREDIT AGREEMENT. Section
7.2.21. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "7.2.21. Loan Availability. On and after the date of entry of the Priming Order, the Borrowers will not permit the difference between the Maximum Loan Amount and the then outstanding Current Assets Obligations (such difference being herein referred to as the "Loan Availability") to be less than
                  (a) $10,000,000, at any time when the Current Assets Obligations are equal to or greater than $100,000,000, or (b) 10% of the then outstanding Current Assets Obligations at any time when the then outstanding Current Asset Obligations are less than $100,000,000, in either case for more than 20 consecutive Business Days; provided that, notwithstanding the foregoing, the Borrowers shall not be deemed in default of this Section 7.2.21 if, (a) on or before the date which is 10 days after such failure of the Borrowers to so maintain such Loan Availability, the Company presents the Administrative Agent with a business plan designed to improve the liquidity of the Borrowers which is consented to by Approving Lenders within 20 days after such failure, or (b) on or before the date which is 10 days after such failure of the Borrowers to so maintain such Loan Availability, engages (or confirms its prior engagement of) a third party professional to actively market for sale the assets of the Borrowers and/or any Subsidiary and to continuously and diligently pursue such sale of assets (including, for these purposes, any Unrestricted Subsidiary) with values sufficient to pay down outstanding Current Assets Loans (in accordance with Section 3.1.1 and
                  Section 3.1.2) to an amount which will be in compliance with the foregoing Loan Availability requirement. Notwithstanding anything to the contrary contained in this Section 7.2.21, it is specifically acknowledged and agreed that (i) the foregoing proviso is not intended to, and shall not be deemed to, require the Company to pursue any particular plan of reorganization in order to receive the benefit thereof, which shall and continue to be the Company's sole determination, and
                  (ii) nothing in this Section 7.2.21 shall obligate the Borrowers, or any of them, to take, or cause to be taken, any action which is prohibited by or contrary to their fiduciary duties to the Debtors' estates or any applicable law or court order."

         (h) AMENDMENT TO SECTION 10.1 OF THE CREDIT AGREEMENT. Clause (d) of
Section 10.1. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(d) increase the Current Assets Loan Commitment Amount (except that the Current Assets Loan Commitment Amount may be automatically increased from $85,000,000 to $100,000,000 on the date of entry of the Priming Order and the Current Assets Loan Commitment Amount may be automatically further increased to $125,000,000 upon the Borrowers' full compliance with the proviso to clause (b) of Section 5.2.3) or the Letter of Credit Commitment Amount or the Current Assets Loan Percentage of any Current Assets Lender, without the consent of each Current Assets Lender adversely affected thereby;"

         (i) AMENDMENTS TO REVOLVER INTERCREDITOR AGREEMENT RECITALS. The phrase "the Final Order, including the granting of the Priming Lien," is hereby deleted from each location where such phrase appears in the Fourth, Fifth and Sixth "Whereas" clauses of the Revolver Intercreditor Agreement and the phrase "the Priming Order" is inserted in lieu thereof.

         (j) AMENDMENT TO SECTION 2.1 OF THE REVOLVER INTERCREDITOR AGREEMENT. Clause (b) of Section 2.1 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(b) With respect to Fixed Assets Collateral, the Fixed Assets Secured Parties' security interests in and Liens on such Fixed Assets Collateral shall be senior and prior to the Current Assets Secured Parties' security interests in and Liens on such Fixed Assets Collateral; provided that, on and after the date of entry of the Priming Order, the Fixed Assets Secured Parties' security interests in and Liens on the Fixed Assets Collateral (other than the Capital Securities of the Company) shall be subject to the Priming Lien."

          (k) AMENDMENT TO SECTION 2.2 OF THE REVOLVER INTERCREDITOR AGREEMENT.
Section 2.2 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "SECTION 2.2. Subordination. With respect to the Obligations, each of the:

                  (a) Fixed Assets Secured Parties agree that (i) its security interests in and Liens on the Current Assets Collateral shall be subordinated and junior in all respects to the Current Assets Secured Parties' security interests in and Liens on the Current Assets Collateral and (ii) on and after the date of entry of the Priming Order, its security interests in and Liens on the Fixed Assets Collateral (other than the Capital Securities of the Company) shall be subordinated and junior to the Current Assets Secured Parties' security interests in and Liens on the Fixed Assets Collateral (other than the Capital Securities of the Company) up to the amount of Current Assets Obligations secured by the Priming Lien.

                  (b) Each of the Current Assets Secured Parties agree that (i) prior to the date of entry of the Priming Order, its security interests in and Liens on the Fixed Assets Collateral shall be subordinated and junior in all respects to the Fixed Assets Secured Parties' security interests in and Liens on the Fixed Assets Collateral and (ii) on and after the date of entry of the Priming Order, its security interests in and Liens on all of the Fixed Assets Collateral (other than the Capital Securities of the Company) shall be prior and senior to the Fixed Assets Secured Parties' security interests in and Liens on all of the Fixed Assets Collateral (other than the Capital Securities of the Company) to the extent of the Priming Lien, but shall be subordinated and junior to the Fixed Assets Security Parties' security interests in and Liens on the Fixed Assets Collateral to the extent and by the amount of the Current Assets Obligations, which are not secured by the Priming Lien.

                  (c) Notwithstanding anything to the contrary contained herein, the Secured Parties acknowledge and agree that on and after the date of entry of the Priming Order, the Current Assets Secured Parties will have a first-priority security interest in and Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) up to the amount of the Current Assets Obligations secured by such Priming Lien."

         (l) AMENDMENT TO SECTION 2.3 OF THE REVOLVER INTERCREDITOR AGREEMENT. Clause (b) of Section 2.3 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(b) subordinates any title, right or interest in any Collateral (i) which is not, in the case of the Current Assets Secured Parties, the Current Assets Collateral, subject however to the rights of the Current Assets Secured Parties with respect to the Fixed Assets Collateral that are granted to the Current Assets Secured Parties in connection with the Priming Lien and (ii) in the case of the Fixed Assets Secured Parties, which is (x) Current Assets Collateral and (y) after the date of entry of the Priming Order, Fixed Assets Collateral (other than the Capital Securities of the Company) but only up to the amount of the Priming Lien, in each case solely by reason of the Current Assets Collateral or the Fixed Assets Collateral (as applicable) location in or on certain of, or certain of the properties constituting, such other Collateral; and"

         (m) AMENDMENT TO SECTION 3.3 OF THE REVOLVER INTERCREDITOR AGREEMENT. Paragraphs (a), (f), (g) and (h) of Section 3.3 of the Revolver Intercreditor Agreement are deleted in their entirety and the following are respectively inserted in lieu thereof:

                  "(a) The Administrative Agent (in its capacity as secured party for and on behalf of the Current Assets Lenders) shall have the sole and exclusive right to sell, transfer or otherwise dispose of (i) the Current Assets Collateral and (ii) after the occurrence and during the continuance of a Commitment Termination Event and provided that the Priming Order has been entered, the Fixed Assets Collateral (other than the Capital Securities of the Company) up to the amount of the Current Assets Obligations which are secured by the

         Priming Lien, in each case in any manner deemed necessary or appropriate by it without regard to the security interest or Liens of the Fixed Assets Secured Parties and without the Fixed Assets Secured Parties' consent. Simultaneously with the sale, transfer or other disposition of all or any part of the Collateral described in clauses
         (i) and (ii) above by the Administrative Agent (in its capacity as secured party for and on behalf of the Current Assets Lenders), the Administrative Agent shall release or otherwise terminate the security interests in and Liens on all of such Current Assets Collateral and such Fixed Assets Collateral which is held by the Fixed Assets Secured Parties."

                  "(f) Each of the Current Assets Lenders agrees that it shall not contest or support any other Person in contesting in any proceeding (including, in the Cases) the legality, validity, binding effect, priority, enforceability or effectiveness of the Fixed Assets Secured Parties' first-priority, perfected security interest in any of the Fixed Assets Collateral other than (after the date of entry of the Priming Order) with respect to the Priming Lien."

                  "(g) The Fixed Assets Secured Parties understand and agree that, so long as any Current Assets Obligations shall not have been paid in cash in full and until all Current Assets Commitments shall have been fully and permanently terminated, the Administrative Agent shall, with respect to the Current Assets Collateral and, after the occurrence and continuance of a Commitment Termination Event (providing that the Priming Order has been entered), the Fixed Assets Collateral (other than the Capital Securities of the Company), accept directions only from the Current Assets Secured Parties."

                  "(h) The Current Assets Secured Parties understand and agree that, so long as any Fixed Assets Obligations shall not have been paid in cash in full and until all Fixed Assets Commitments shall have been fully and permanently terminated, the Administrative Agent shall, with respect to the Fixed Assets Collateral, accept directions only from the Fixed Assets Secured Parties; provided that after the occurrence and continuance of a Commitment Termination Event (provided that the Priming Order has been entered), the Administrative agent shall, with respect to the Fixed Assets Collateral (other than Capital Securities of the Company) accept directions only from the Current Assets Secured Parties until either (i) all of the Current Assets Obligations have been paid in full in cash and all of the Current Assets Commitments have been terminated, or
                  (ii) the Liquidation Proceeds from the sale of Fixed Assets Collateral (other than Capital Securities of the Company) realized as the result of a Current Assets Enforcement equal zero."

         (n) AMENDMENT TO SECTION 3.4 OF THE REVOLVER INTERCREDITOR AGREEMENT.
Section 3.4 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "SECTION 3.4.  Allocation of Liquidation Proceeds.

                           (a) Current Assets Liquidation Proceeds shall be paid
                  to the Administrative Agent for application first to the reasonable fees and expense reimbursements then due to the Administrative Agent with respect to this Agreement, second, to the Current Assets Obligations until the Current Assets Obligations are paid in full in cash and all of the Current Assets Commitments have been terminated, third, if any Liquidation Proceeds remain, to the Fixed Assets Obligations, until the Fixed Assets Obligations are paid in full and fourth, if any Current Assets Liquidation Proceeds remain, to the Borrowers or to such other Person which is entitled to such Current Assets Liquidation Proceeds pursuant to applicable law.

                  (b) Fixed Assets Liquidation Proceeds shall be paid to the Administrative Agent for application first to the reasonable fees and expense reimbursements then due to the Administrative Agent with respect to this Agreement, second, (i) prior to the date of entry of the Priming Order, to the Fixed Assets Obligations until the Fixed Assets Obligations are paid in full in cash and the Fixed Assets Commitments are terminated and (ii) on and after the date of entry of the Priming Order, to the Current Assets Obligations, up to the amount of the Priming Lien and then to the Fixed Assets Obligations, third, if any Fixed Assets Liquidation Proceeds remain, to the Current Assets Obligations, until the Current Assets Obligations are paid in full and fourth, if any Fixed Assets Liquidation Proceeds remain, to the Borrowers or to such other Person which is entitled to such Liquidation Proceeds pursuant to applicable law.

                  (c) Each Fixed Assets Lender agrees that if it receives (i) Current Assets Liquidation Proceeds or (ii) after the date of entry of the Priming Order, Fixed Assets Collateral to which it is not entitled pursuant to the terms of this Agreement, then such Fixed Assets Lender shall promptly remit such proceeds to the Administrative Agent for application in accordance with clause (a) of this Section 3.4. For purposes of this Section, Current Assets Liquidation Proceeds shall include proceeds of Current Assets Collateral received by any party hereto from any source whatsoever, including by means of setoff.

                  (d) Each Current Assets Lender agrees that if it receives Fixed Assets Liquidation Proceeds (i) prior to the date of entry of the Priming Order, or (ii) on or after the date of entry of the Priming Order, to which it is not entitled pursuant to the terms of this Agreement, then such Current Assets Lender shall promptly remit such proceeds to the Administrative Agent for application in accordance with clause (b) of this Section 3.4. For purposes of this Section, Fixed Assets Liquidation Proceeds shall include proceeds of Fixed Assets Collateral received by any party hereto from any source whatsoever, including by means of setoff."

         (o) AMENDMENT TO SECTION 4.2 OF THE REVOLVER INTERCREDITOR AGREEMENT. Paragraph (a) of Section 4.2 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(a) Notwithstanding anything to the contrary herein, with respect to policies which insure (i) the Current Assets Collateral or, (ii) after the date of entry of the

                  Priming Order, and after the occurrence and during the continuance of a Commitment Termination Event, the Fixed Assets Collateral subject to the Priming Lien, if, pursuant to the Applicable Agreements, the Company is required to obtain satisfactory loss payable endorsements naming the Current Assets Secured Parties and the Fixed Assets Secured Parties, as their interests may appear, as loss payees, or with such other designation as the parties hereto may agree, the Administrative Agent (in its capacity as secured party for and on behalf of the Current Assets Lenders and the Fixed Assets Lenders) shall, subject to the Administrative Agent's rights under the Applicable Agreements, have the sole exclusive right, as against the Fixed Assets Secured Parties, to effect settlement of such insurance policy in the event of any loss to any Current Assets Collateral). All proceeds of such policy shall be paid to the Administrative Agent and apply the proceeds of such policy in accordance with clause (a) of
                  Section 3.4."

         SECTION 2. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendments to the Credit Agreement and the Revolver Intercreditor Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:

         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Administrative Agent shall have received a copy of this Amendment executed and delivered by each of the applicable Obligors and by each of the Lenders.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         (c) PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid and the Administrative Agent shall have received all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (d) DELIVERY OF AUTHORITY DOCUMENTS. The Administrative Agent shall have received certified copies of resolutions and consents of the Obligors that are signatories hereto authorizing the execution, delivery and performance of this Amendment and any documents or instruments contemplated to be executed and delivered hereunder, and as otherwise reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Amendment and to agree to the amendment contained herein, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the applicable Obligors of this Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of any Organic Documents of any Obligor, (ii) conflict with or result in any breach or contravention of, or (except as contemplated by the Loan Documents or as otherwise permitted by the Credit Agreement) the creation of any Lien under, any document evidencing any contractual obligation to which any Obligor is a party or, upon entry of the approval of the Bankruptcy Court described in Section 4(i) below, any order, injunction, writ or decree of any Governmental Authority to which any Obligor is a party or its property is subject, or (iii) violate any applicable law binding on or affecting any Obligor.

         (b) GOVERNMENTAL AUTHORIZATION. Upon entry of the approval of the Bankruptcy Court described in Section 4(i) below, no approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Amendment.

         (c) NO DEFAULT. No Default or Event of Default exists under any of the Loan Documents. No Obligor is in default under or with respect to (i) its Organic Documents or (ii) any material contractual obligation of such Person. The execution, delivery and performance of this Amendment shall not result in any default under any contractual obligation of any Obligor in any respect.

         (d) BINDING EFFECT. Upon entry of the approval of the Bankruptcy Court described in Section 4(i) below, this Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Obligors that are parties thereto, enforceable against such Obligors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, both before and after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         SECTION 4. MISCELLANEOUS

         (a) RATIFICATION AND CONFIRMATION OF LOAN DOCUMENTS. Except for the specific amendments expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this

Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

         (b) FEES AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         (e) COUNTERPARTS AND AMENDMENT EFFECTIVE DATE. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective when (i) each of the conditions precedent set forth in Section 2 of this Amendment have been satisfied and (ii) the Administrative Agent has received counterparts of this Amendment executed by the Borrowers, each of the Obligors that are parties hereto and each of the Lenders (the "Amendment Effective Date").

         (f) AFFIRMATION OF OBLIGATIONS. Notwithstanding that such consent is not required thereunder, the undersigned Obligors hereby consent to the execution and delivery of this Amendment by the parties hereto and reaffirm their respective obligations under each of the Loan Documents to which such Obligors are parties.

         (g) CONFIRMATION OF LOAN DOCUMENTS AND LIENS. As a material inducement to the Lenders to amend the Credit Agreement, the Obligors that are parties hereto hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents, and the Liens granted under the Security Documents, (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect such Loan Documents and Liens and (iii) acknowledges and agrees that the Liens granted under the Security Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrowers and the other Obligors of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.

         (h) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         (i) APPROVAL BY BANKRUPTCY COURT. As a material inducement to the Lenders to amend the Credit Agreement, the Obligors that are parties hereto hereby agree to obtain and provide the Administrative Agent with a copy (or such other evidence satisfactory to Administrative Agent) of an order of the Bankruptcy Court, which order (i) as entered, shall be acceptable in form and substance to the Administrative Agent, (ii) shall be entered on or before August 22, 2001, authorizing the Borrowers to execute, deliver and to perform their respective obligations under this Amendment, (iii) shall have been entered upon a motion satisfactory in form and substance to the Administrative Agent, (iv) shall be in full force and effect, and (v) shall not have been stayed, reversed, modified or amended in any respect. Is further acknowledged and agreed that the failure to obtain and provide a copy (or such other evidence satisfactory to Administrative Agent) of such an order to the Administrative Agent on or before August 22, 2001, shall constitute an Event of Default under the Credit Agreement.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

                                         OBLIGORS:


                                         STERLING CHEMICALS, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         STERLING CANADA, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         STERLING PULP CHEMICALS US, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         STERLING PULP CHEMICALS, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         STERLING FIBERS, INC.


                                         By:
                                            -----------------------------------
                                               Title:

                                         STERLING CHEMICALS ENERGY, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         STERLING CHEMICALS
                                         INTERNATIONAL, INC.


                                         By:
                                            -----------------------------------
                                               Title:



                                         STERLING CHEMICALS HOLDINGS, INC.



                                         By:
                                            -----------------------------------
                                               Title:

                                         ADMINISTRATIVE AGENT:

                                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                                         as Administrative Agent


                                         By:
                                            -----------------------------------
                                               Title:


                                         LENDERS:


                                         THE CIT GROUP/BUSINESS CREDIT, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         IBJ WHITEHALL BUSINESS CREDIT
                                         CORPORATION


                                         By:
                                            -----------------------------------
                                               Title:


                                         FLEET CAPITAL CORPORATION


                                         By:
                                            -----------------------------------
                                               Title:


                                         TEXTRON FINANCIAL CORP.


                                         By:
                                            -----------------------------------
                                               Title:

                                         TRANSAMERICA BUSINESS CAPITAL
                                         CORPORATION


                                         By:
                                            -----------------------------------
                                               Title:


                                         GMAC BUSINESS CREDIT, LLC


                                         By:
                                            -----------------------------------
                                               Title:


                                         THE PROVIDENT BANK


                                         By:
                                            -----------------------------------
                                               Title:


                                         GPSF SECURITIES, INC.


                                         By:
                                            -----------------------------------
                                               Title:


                                         FOOTHILL INCOME TRUST II, L.P.


                                         By:
                                            -----------------------------------
                                               Title:


                                         CONGRESS FINANCIAL CORPORATION


                                         By:
                                            -----------------------------------
                                               Title:

                                         COMERICA BANK


                                         By:
                                            -----------------------------------
                                               Title: